Exhibit 99.2

Accelr8 Announces Results of 2012 Annual Meeting

Company to Reincorporate in Delaware and Change Name to “Accelerate Diagnostics, Inc.”

DENVER, Colo., December 13, 2012 – Accelr8 Technology Corporation (NYSE MKT: AXK) announced today the results of its 2012 Annual Meeting of Shareholders, which was held on Wednesday, December 12, 2012. At the Annual Meeting, shareholders re-elected Lawrence Mehren, John Patience, Jack Schuler and Matthew Strobeck, Ph.D. as directors of the Company. Proposals to reincorporate the Company in Delaware, change the Company’s name to “Accelerate Diagnostics, Inc.”, approve a new Certificate of Incorporation, approve a new Omnibus Equity Incentive Plan, and ratify the selection of Comiskey & Company, P.C. as the Company’s independent auditors for the upcoming fiscal year were also approved by shareholders.

The Company plans to file documents with the Delaware and Colorado Secretaries of State to complete the reincorporation in Delaware and the name change described above as soon as possible.

For more information about the proposals that were approved by the Company’s shareholders at the Annual Meeting, refer to the Definitive Proxy Statement that the Company filed with the Securities and Exchange Commission on November 13, 2012, which is available at www.sec.gov.

About Accelr8

Accelr8 Technology Corporation (www.accelr8.com) Accelr8 Technology Corporation is focused on developing and commercializing innovative instrumentation for the rapid identification and antibiotic susceptibility testing of infectious pathogens. The Company’s BACcelTM platform utilizes a proprietary culture-free process with both genomic and phenotypic detection technologies that decrease time to result while maintaining high sensitivity and specificity.

Disclaimer Regarding Forward-Looking Statements

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statement, including those detailed in the Company’s filings with the SEC. The Company does not undertake an obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.